SUB-ITEM 77H

As of December 31, 2013, the following entity owned 25% or more of the voting securities of MFS Government Securities Portfolio:

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|PERSON/ENTITY                    |PERCENTAGE|
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|MFS MODERATE ALLOCATION PORTFOLIO|25.35%    |
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AS OF DECEMBER 31, 2013, THE FOLLOWING ENTITY NO LONGER OWNED 25% OR MORE OF THE
VOTING SECURITIES OF MFS TECHNOLOGY PORTFOLIO:

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|PERSON/ENTITY                            |
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|SUN LIFE ASSURANCE COMPANY OF CANADA (US)|
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